Magnolia Oil & Gas Announces Preliminary Fourth Quarter 2022 Production

HOUSTON, TX, January 4, 2023 - Magnolia Oil & Gas Corporation (NYSE: MGY) announced preliminary fourth quarter 2022 estimated oil and gas production volumes in the range of 73 to 74 Mboe per day, compared to the midpoint of the Company’s earlier guidance of 78 Mboe per day.

Two factors led to the production variance compared to previous guidance. First, a single large pad was brought online later than expected during the fourth quarter 2022. This pad is currently fully operational and performing in line with expectations. Second, freezing temperatures impacted both Magnolia’s Karnes and Giddings assets during late December, resulting in some well shut-ins and facility downtime in both areas.

Despite the impact of these items in the fourth quarter, Magnolia’s production has since recovered with volumes currently exceeding 80 Mboe per day.  The Company’s 2023 guidance remains unchanged, and Magnolia expects to generate full-year 2023 production growth of 10 percent compared to last year, at current product prices.

About Magnolia Oil & Gas

Magnolia is a publicly traded oil and gas exploration and production company with operations primarily in South Texas in the core of the Eagle Ford Shale and Austin Chalk formations. Magnolia focuses on generating value for shareholders through steady production growth, strong pre-tax margins, and free cash flow. For more information, visit www.magnoliaoilgas.com.

Contacts

Brian Corales

713-842-9036

bcorales@mgyoil.com

Media

Art Pike

(713) 842-9057

apike@mgyoil.com

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Magnolia’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, the words could, should, will, may, believe, anticipate, intend, estimate, expect, project, the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events. Except as otherwise required by applicable law, Magnolia disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Magnolia cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Magnolia, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, Magnolia cautions you that the forward looking statements contained in this press release are subject to the following factors: (i) the economic effects of the COVID-19 pandemic and actions taken by federal, state and local governments and other third parties in response to the pandemic; (ii) the outcome of any legal proceedings that may be instituted against Magnolia; (iii) Magnolia’s ability to realize the anticipated benefits of its acquisitions, which may be affected by, among other things, competition and the ability of Magnolia to grow and manage growth profitably; (iv) changes in applicable laws or regulations; (v) geopolitical and business conditions in key regions of the world; and (vi) the possibility that Magnolia may be adversely affected by other economic, business, and/or competitive factors, including inflation. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Magnolia’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Magnolia’s SEC filings are available publicly on the SEC’s website at www.sec.gov.